INTERNATIONAL LICENSE AGREEMENT executed on January 1st, 2005.



BETWEEN:     WKF 5 LTD., a corporation existing under the laws of MALTA;

             (hereinafter referred to as "Licensor")
AND: XL GENERATION AG, a corporation existing under the laws of SWITZERLAND;

             (hereinafter referred to as "Licensee")
              --------------------------------------


PREAMBLE

WHEREAS Licensor possesses certain intellectual and industrial property rights;

WHEREAS Licensor is willing to grant, and Licensee desires to acquire, exclusive rights as provided below on a worldwide basis, as that term is defined below;

NOW, THEREFORE, in consideration of the premises and mutual promises, terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, THE PARTIES HERETO AGREE AS FOLLOWS:

1.    DEFINITIONS

As used herein, the following terms shall have the following definitions.

1.1 Affiliates. "Affiliates" of a party hereto shall mean (i) companies the majority of whose voting shares are now or hereafter owned or controlled directly or indirectly by such party; (ii) companies which now or hereafter own or control directly or indirectly a majority of the voting shares of such party; and (iii) companies a majority of whose voting shares are now or hereafter owned or controlled directly or indirectly by any company mentioned in (i) or (ii) of this definition. A company shall be considered an "Affiliate" for only so long as such ownership or control exists. For the purposes of this definition, partnerships or similar entities where a majority-in-interest of its partners or owners are a party hereto and/or Affiliates of such party shall also be deemed to be Affiliates of such party.

1.2 Business Day. "Business Day" shall mean a day on which banks are open for business in Switzerland.

1.3 Confidential Information. "Confidential Information" shall mean that part of the Technical Information, whether in written, oral or visual form, which is (i) not publicly known and (ii) annotated by a legend, stamp or other written identification as confidential or proprietary information, or if disclosed orally or visually, is followed by a written statement within thirty (30) days after its disclosure that it is confidential or proprietary. In addition, "Confidential Information" shall include information disclosed by either party to the other party in accordance with Section 2.11 (Modifications and/or Improvements of Products) here of.

1.4 Chosen currency of payment. Chosen currency of payment shall means EUROS or US DOLLARS as the case may be.

1.5 Effective Date. "Effective Date" shall mean the later of (a) the date on which Licensor executes this Agreement (b) the date on which Licensee executes this Agreement; and (c) otherwise as determined by the partie to become effective.

1.6   Inventor(s). "Inventor(s)" shall mean ALAIN LEMIEUX.

1.7 Invoice Price. "Invoice Price" shall mean Licensee's invoiced sale price of a Product ex works Licensee's facility in Switzerland or in the country from which the Products are shipped excluding any taxes, freight, shipping, transport, handling, packaging, insurance, export fees, duties, discounts, rebates, commissions, similar such charges and the amounts paid to Licensor for any components, parts or other materials purchased in connection with the manufacture or assembly of such Product.

1.8   Licensed  Technology.   "Licensed   Technology"  shall  mean  the  Rights,
      Products, Trademarks and Technical Information.

1.9 Payment Period. "Payment Period" shall mean the period commencing on the Effective Date and ending on the next March 31, June 30, September 30 or December 31, whichever occurs first, and then each three (3) month period thereafter.

1.10 Product. "Product" shall mean any and all products that can be actually manufactured or to be manufacture from time to time in respect of the Patents.

1.11  Rights. "Rights" shall mean, the PATENT and PATENT PENDING AS PER SCHEDULE
      1.11 including the Trade Marks and any and all patents, patent applications and trademarks rights and other intellectual property rights with respect to any inventions, which patents, patent applications, copyrights, mask work rights and other rights (i) are granted or to be granted to Licensor (either directly or through its Affiliates, successors, assigns, agents or employees) or to the Inventor(s) or (ii) with respect to which Licensor (either directly or through its Affiliates, successors, assigns, agents or employees) or the Inventor(s) shall have the right to grant licenses, sublicenses and rights of the type described in Article 2 below; and provided, however, that with respect to this
      Section 1.11 if any patents, copyrights, mask work rights or other intellectual property rights have been or are in the future issued, granted or registered by or with any government in the Territory based on or as embodied in any Product or any part of the Technical Information, such patents, copyrights, mask work rights and other rights shall be deemed included in this definition.


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

1.12 Technical Information. "Technical Information" shall mean all trade secrets, know-how, computer programs (including copyrights in said software), knowledge, technology, means, methods, processes, practices, formulas, techniques, procedures, technical assistance, designs, drawings, apparatus, written and oral rectifications of data, specifications, assembly procedures, schematics and other valuable information of whatever nature, whether confidential or not, and whether proprietary or not, which is now in (or hereafter during the term of this Agreement comes into) the possession of Licensor or any of the Inventors and which is relevant to the manufacture, assembly, sale, distribution, use, installation, servicing or testing of any Product.

1.13  Territory. "Territory" shall mean the world.


1.14 Trademarks. "Trademarks" shall mean any and all trademarks, trade names, service marks and other commercial symbols either listed in Schedule 1.11 below or which Licensor may from time to time designate to be included within this definition by written notice to Licensee. Once included in this definition, such trademarks, trade names, service marks and other commercial symbols shall not be removed from this definition without the mutual agreement of the parties hereto.

2.    GRANT OF RIGHTS AND LICENSES

      Subject to all of the terms and conditions set forth in this Agreement:

2.1   Use of Rights.


      2.1.1 Licensor hereby grants to Licensee an exclusive right and license during the term of this Agreement to practice the Rights in order to make, use and sell the Products in the Territory. This right and license includes, without limitation, the rights: (i) to maintain the Products; (ii) to practice the methods and processes involved in the use of the Products; (iii) to make and have made, to use and have used, and to maintain machines, tools, instrumentalities and materials; and (iv) to use and have used methods and processes insofar as such machines, tools, instrumentalities, materials, methods and processes are involved in or incidental to the development, manufacture, sale, installation, testing or repair of the Products.


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

      2.1.2 Each system, component or item of equipment used to practice the Rights shall be designated, identified and labeled in a form approved by Licensor with an appropriate patent, copyright or mask work right notice or other notice relating to manufacture by Licensee, its sub licensees and its assigns being permitted under license from Licensor.

      2.1.3 Each Product shall be labeled in a form approved by Licensor with an appropriate patent, copyright or mask work right notice or other notice relating to manufacture by Licensee, its sub licensees and its assigns being permitted under license from Licensor.

2.2   Use of Technical Information.

      2.2.1 Licensor grants to Licensee an exclusive right during the term of this Agreement to use the Technical Information, if any, in the Territory in connection with Licensee's exercise of its rights and licenses granted hereunder.

      2.2.2 As soon as practicable after the Effective Date, Licensor shall provide to Licensee free of charge all of the Technical Information and all patent or other searches and prior art in the possession of Licensor or of any of the Inventors.

2.3   Right to Use Trademarks; Promotion on Internet.

      2.3.1 Licensee  may  use  trademarks,   trade  names,  service  marks  and
            commercial symbols in connection with the sale, distribution, marketing and promotion of the Products hereunder.

      2.3.2 Licensee shall follow Licensor's instructions with respect to each of the following: (i) use of any information about Licensor or the Products available on the Internet; (ii) linking of any site on the Internet to any site on the Internet established, operated or sponsored by Licensor; and (iii) use of any of the Trademarks on any site on the Internet. Licensee acknowledges that it shall cease the activities described in (i), (ii) and/or (iii) above, if so instructed by Licensor. The License is also hereby granted the right to establish, operate, sponsor or contribute content to any site on the Internet which incorporates the word "XL Turf" as its URL address or any part of such address. The use and the content of any Web Site should be implemented with the consultation of the Licensor.

2.4   Quality Control.

      2.4.1 In order to comply with Licensor's quality control standards, Licensee shall:

            2.4.1.1 maintain the quality of the Products identified by a Trademark by adhering to those specific quality control standards that Licensor may from time to time promulgate and communicate to Licensee with respect to such Products; provided, however, that those standards shall be reasonable;

            2.4.1.2 use the Trademarks in compliance with all relevant laws and regulations;

            2.4.1.3 accord Licensor the right to inspect Licensee's facilities used in connection with the Products during normal business hours, without prior advance notice, to confirm that Licensee's use of such Trademarks is in compliance with this provision and provide the Licensor with sample, from time to time as requested by the Licensor;

            2.4.1.4 not modify any of the Trademarks in any way and not use any of the Trademarks on or in connection with any goods or services other than the Products.

2.5   Territorial Limitations. There is no Territorial Limitations.

2.6 Right to Sublicense or Assign. Licensee shall not have the right to sublicense or assign any of the rights or licenses granted hereunder without Licensor's prior written consent, which consent shall not be unreasonably withheld. Even if Licensor gives its consent, such a sublicense or assignment shall not become effective until such sub licensee or assignee, as the case may be, confirms in writing to Licensor that it agrees to be bound by all of the terms and conditions contained in this Agreement.

2.7 No Rights by Implication. No rights or licenses with respect to Licensed Technology are granted or deemed granted hereunder or in connection herewith, other than those rights or licenses expressly granted in this Agreement.

2.8 Non-Competition. During the term of this Agreement, Licensee shall not engage in any negotiations with third parties with a view towards, or engage in, directly or indirectly, in the Territory the manufacture, distribution or sale of any products which are similar to or competitive with the Products.

2.9 Modifications and/or Improvements of Products. Each party agrees to notify the other party of each modification or improvement in a Product which it has developed and decided to introduce in its production of such Product. Each party also agrees to advise the other party of the cost of delivering one reproducible copy of manufacturing drawings and engineering specifications relating to such modification or improvement. The developing party shall upon request of the other party deliver such drawings and specifications to the other party upon receipt of payment covering such cost. The developing party may apply each such modification or improvement to the Products, without the consent of the other party. The other party may also use each such modification or improvement, without paying any amounts to the developing party (other than, in the case of Licensor as the developing party, the royalty on the modified or improved Products which would otherwise be payable in accordance with of this Agreement).

      In addition, where Licensee is the developing party, Licensor may sublicense Licensee's modifications and improvements to Licensor's other licensees outside the Territory, without paying any amounts to Licensee.

      2.9.1 If a modification or improvement is made by Licensor, any and all warranties given by Licensor with respect to the Product so modified or improved shall also extend to such modification or improvement. The modified or improved Product shall be deemed a "Product" for the purposes of this Agreement.

      2.9.2 If a modification or improvement is made by Licensee, any and all warranties given by Licensor with respect to the Product so modified or improved shall not extend to such modification or improvement.

      2.9.3 The modified or improved Product shall be deemed a "Product" for the purposes of this Agreement, but the royalty for manufacturing and selling such modified or improved Product shall be included in the royalties provided below in this agreement.

      2.9.4 For the purposes of this Section, a modification or an improvement shall mean any invention, discovery, modification or improvement, whether patentable or not, which can be employed to reduce manufacturing or assembly costs of any Product, improve performance of any Product, increase service life of any Product, broaden the applicability or range of uses of any Product or create a wholly-new product, item of software, equipment, component, part, tool or test equipment. A modification or improvement shall also include, without limitation, modifications to existing copyrightable works of authorship.

2.10 Use of Licensed Technology for Other Purposes. In addition to the rights and licenses granted to Licensee pursuant to Sections 2.1 and 2.2 hereof, Licensee may, subject to the prior written consent of Licensor, which consent shall not be unreasonably withheld, use the Licensed Technology for the manufacture, assembly, sale, distribution, servicing, installing, use, leasing and testing of products, items, equipment, or mechanical devices which are not Products. Licensee shall pay Licensor a royalty on such products, items, equipment and mechanical devices at a rate which is agreed to by the parties, but in no event more than the royalty rate payable pursuant to this Agreement hereof, and which shall otherwise be computed and paid in accordance with Article 5 hereof.

2.11 Intellectual Property Maintenance Fees. Licensor shall keep current all Rights relevant to the Products, and shall pay all fees and expenses in connection therewith promptly as such fees and expenses become due and payable.


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

3.    OBLIGATIONS OF LICENSOR

3.1 Product Information and Literature. Licensor shall provide Licensee with catalogues, maintenance manuals and other descriptive literature with respect to the Products which Licensor has previously generated, as well as which Licensor otherwise generates during the term of this Agreement. All the cost shall be payable by the Licensee. Licensee shall follow any and all marketing suggestions described therein. However, Licensor has the right to require Licensee to provide such advertising and promotional material but all such material shall be approved by the Licensor.

3.2 Training and Technical Assistance. To assist Licensee in exercising its rights hereunder, Licensor agrees to provide appropriate training and technical assistance to Licensee, its employees and its permitted sublicensees, so that Licensee will be able to practice the Patents and use the Licensed Technology to its full potential. Such training and assistance shall be rendered by Licensor at no expense to Licensee unless otherwise agreed between the parties; provided, however, that Licensor shall not devote more than reasonable time during the term of this Agreement in rendering such training and technical assistance to Licensee. The parties hereto shall from time to time determine whether particular training and assistance shall be rendered at Licensor's facilities or at Licensee's facilities. Travel costs, lodging and all related expenses incurred by one party in connection with sending its employees or permitted sublicensees to the other party's location shall be paid in full by the party sending such individuals unless, otherwise agreed between the parties.

3.3 Evaluations. Licensor may provide Licensee free of charge with evaluations of Licensee's manufacturing, assembly, service, testing, installation and technical proposals; provided, however, that Licensor shall not devote more than reasonable time during the term of this Agreement in rendering such evaluations to Licensee. The parties may however determine a fee for such an evaluation process if the time spent is more important than expected.

3.4 Preparing Bids. Licensor may assist, on a case by case file according to Licensor own discretion, Licensee in the preparation of any and all contractual, tender and other bids for the Products which Licensee may from time to time submit to a prospective customer. Licensor and Licensee shall each bear the costs, unless otherwise agreed, which it shall respectively incur during the preparation of such bids for the Products; provided, however, that in the event that Licensee is awarded a contract as the result of any such bid, Licensee shall reimburse Licensor for its services in the preparation of such bid. The amount of such reimbursement, should a contract be awarded, shall be set by the parties hereto in advance of Licensor rendering any assistance under this Section. Notwithstanding anything contained in this provision to the contrary, Licensor shall not devote more than reasonable time during the term of this Agreement in rendering such assistance to Licensee, on a case by case situation.


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

3.5   Testing.


            3.5.1 The parties hereto acknowledge that Products can only be proven and accepted by many prospective customers after rigorous testing. Licensee shall take all necessary steps to operate an adequate test program for Products.

            3.5.2 Licensor shall have the right to have its personnel present at any and all tests of Products.

            3.5.3 Based on Sections 3.5.1 and 3.5.2 above, Licensor and Licensee agree as follows:

            3.5.3.1 Any design fault or design defect in any Product not modified or improved by Licensee in accordance with Section 2.11 above, whether manufactured by Licensor or Licensee, discovered as the result of any such test, shall be corrected by Licensor, at no additional cost to Licensee;

            3.5.3.2 Any fault or defect in any Product manufactured by Licensor, which is discovered as the result of any such test and which arises from inferior workmanship and/or inferior materials, shall be corrected by Licensor, at no additional cost to Licensee;

            3.5.3.3 Any fault or defect in any Product manufactured by Licensee, which is discovered as the result of any such test and which arises from inferior workmanship and/or inferior materials, shall be corrected by Licensee, at Licensee's expense; provided, however, that: (A) the obligations set out in this Section 3.5.3 shall not extend beyond the duration of the testing program, which may be terminated at any time by the mutual agreement of the parties hereto; and (B) such testing program shall automatically end on the date this Agreement expires or is terminated.

3.6 Written Inquiries. Licensor shall, at no additional cost to Licensee, answer all written inquiries from Licensee directly concerning the manufacture, assembly, installation, testing, use and servicing of the Products; provided, however, that Licensor shall not devote more than reasonable time during the term of this Agreement in responding to such written inquiries and provided that the Licensee is not able to answer, first, to such inquiries.

3.7 Locating Sources for Components. Licensor shall not be obliged to identify suppliers of components, parts, tools and test equipment for Products, nor to then assist Licensee in negotiating supply agreements with such suppliers but may from time to time assist the Licensee to find such location, at its own discretion.


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

3.8   Additional Services.

      3.8.1 Licensor may, but with no obligation, use its reasonable efforts to provide Licensee with any and all additional assistance reasonably requested by Licensee, including without limitation: producing technical, sales, advertising and other reports and information for Licensee which Licensee believes might be useful in selling the Products manufactured hereunder; and assisting Licensee in attempting to obtain from third parties technical information, drawings, plans, specifications and other data which are not proprietary to Licensor and which Licensor does not otherwise have the right to use, in order to enable Licensee to respond to requests of any potential customer.

      3.8.2 Licensor may bill Licensee for any such services not expressly provided free of charge in the agreement at prices to be agreed in advance by the parties hereto.

      3.8.3 Such services shall be invoiced monthly by Licensor, shall be due within thirty (30) days after Licensee's receipt of each of Licensor's invoices therefore, and shall otherwise be paid in accordance with Section 5.7 (Payment of Royalties and License Fees) below.

3.9 Visitors. Employees and representatives of either party visiting the facilities of the other party shall be required to observe the rules and regulations of the facilities being visited and the security requirements imposed by the controlling government. Each party agrees to hold the other party harmless from any responsibility for injuries to or the death of its employees or representatives while visiting the other party's facilities, except in cases of gross negligence or intentional tortious acts.

4.    SALES BY LICENSOR TO LICENSEE

4.1 It is not expected that the Licensor will made any sales to the Licensee in the execution of the obligations of both parties under this Agreement.

5.    COMPENSATION PAYABLE TO LICENSOR

5.1 License Fee. Subject to section 5.7, Licensee shall pay a once and for all lump sum License Fee. The amount shall be negotiated agreed upon before June 30, 2005.

5.2   Royalty.

      5.2.1 Licensee agrees to pay Licensor, for the rights granted to Licensee with respect to the Licensed Technology and for the services to be rendered by Licensor pursuant to Sections 2.2.2, 3.1 (Product Information and Literature), 3.2 (Training and Technical Assistance), 3.3 (Evaluations), 3.4 (Preparing Bids), 3.5 (Testing),
            3.6 (Written Inquiries) and 3.7 (Locating Sources of Components) above, a royalty for each and every Product manufactured and sold by or on behalf of Licensee or its permitted sublicensees or assigns (excluding returns). Such royalty for a Product shall be equal to the amount which is 5 % of the Invoice Price for such Product.


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

      5.2.2 If Licensee or its permitted sublicensees or assigns install or have installed at any location any Product by replacing at such location a Product that has previously been installed pursuant to this Agreement, then the royalty on such replacement Product shall be the percentage royalty otherwise provided for under this Section 5.1 applied to the following amount: (i) the Invoice Price of such replacement Product, less (ii) the Invoice Price of the Product being replaced.

5.3 Contents of Licensee's Reports. Licensee shall deliver to Licensor within thirty (30) days after the end of each Payment Period, beginning with the first Payment Period, a written report describing, for the applicable Payment Period: the number and full description of each Product manufactured and sold, leased or used in accordance with one of the subsections of Section 5.1 above by or on behalf of Licensee or its permitted sublicensees or assigns during such Payment Period; (b) the Invoice Price for each such Product; (c) Licensee's ability to collect amounts owed on Products does not affect the royalty due to Licensor on such Product and (d) the total royalty due on such payments under Section
      5.1 hereof

5.4 Payments Accompany Licensee's Reports. Each report for a Payment Period required in Section 5.2 hereof shall be accompanied by full payment to Licensor of the royalties payable under Section 5.1 hereof.

5.5 Royalties Mistakenly Paid on Returned Products. If Licensee pays a royalty on a Product which has been or is subsequently returned to Licensee or its permitted sublicensees or assigns, the amount of the royalty so paid shall be deemed a credit against royalties payable by Licensee for subsequent Payment Periods. If no royalties are payable for a subsequent Payment Period, the remaining balance of such credits shall be refunded to Licensee within thirty (30) days after Licensor's receipt of Licensee's report for such Payment Period prepared pursuant to Section 5.2 hereof.

5.6   Minimum Royalty. There is no minimum royalty payable under this Agreement.

5.7 License Fees. In addition to the royalties payable hereunder, for the rights granted hereunder Licensee shall pay Licensor license fees of 1 Euro per year:


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

5.8   Payments of Royalties and License Fees.

      5.8.1 All payments under Section 5.3 (Payments Accompany Licensee's Reports), and Section 5.6 (License Fees) hereof shall be made by wire transfer, to such bank or account as Licensor may from time to time designate in writing. All payments shall be made in Euro: , unless a Product sale occurs in another currency, in which case the royalty owed on such Product shall be paid in such other currency unless if the Licensor give other instruction to the Licensee.

      5.8.2 Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

      5.8.3 Payments hereunder shall be considered to be made as of the day on which they are received in Licensor's designated bank or account.

      5.8.4 Unless different instruction given by the Licensor to the Licensee:

            If the Invoice Price or internal transfer price of any Product is stated in a currency other than Euro, then, for the purpose of calculating the royalty payable hereunder, such Invoice Price or internal transfer price shall be converted into Euro at the exchange rate between those two currencies quoted in the Wall Street Journal in New York five (5) business days immediately preceding the date on which such royalty becomes due. If no such exchange rate is quoted in that edition, such Invoice Price or internal transfer price shall be converted into Euro at the exchange rate between those two currencies most recently quoted in the Wall Street Journal in New York. If no such exchange rate has been quoted in the Wall Street Journal in New York at any time during the twelve (12) month period preceding the date on which such royalty becomes due, such Invoice Price or internal transfer price, as the case may be, shall be deemed to be equal to the Invoice Price or internal transfer price, respectively, most recently charged by anyone in a sale or use of a similar Product in Euro:

            5.8.4.1 All payments due under Section 5.4 (Payments Accompany Licensee's Reports) or Section 5.7 (License Fees) hereof but not paid by Licensee on the due date thereof shall bear interest in EURO at the rate which is the lesser of: (i) one per cent (1%) per annum above the then applicable prime interest rate announced by the Licensor's Bank or 90-day loans in such currency to prime commercial customers in Switzerland; and (ii) the maximum lawful interest rate permitted under applicable law. Such interest shall accrue on the balance of unpaid amounts from time to time outstanding from the date on which portions of such amounts become due and owing until payment thereof in full.

      5.8.5 No part of any amount payable to Licensor hereunder may be reduced due to any counterclaim, set-oft adjustment or other right which Licensee might have against Licensor, any other party or otherwise, except as is provided in Section 13.11.2 (Responsibility for Taxes) hereunder.

5.9 Licensee's Books and Records. Licensee agrees to make and keep full and accurate books and records in sufficient detail to enable royalties payable hereunder to be determined.

5.10 Licensor's Right to Audit. On seven (7) days prior written notice to Licensee, Licensor and its certified public accountants and other auditors shall have full access to the books and records of Licensee pertaining to activities under this Agreement and shall have the right to make copies there from at Licensor's expense. Licensor, its certified public accountants and other auditors shall have such access at all reasonable times and from time to time during normal business hours. Prompt adjustment shall be made by the proper party to compensate for any errors or omissions disclosed by such audit.

5.11 Audit Information Confidential. Licensor agrees to hold confidential all information leamed in the course of any examination of Licensee's books and records hereunder, except when it is necessary for Licensor to reveal such information in order to enforce its rights under this Agreement in court, or similar dispute resolution or enforcement proceeding or action, or except when compelled by law.

5.12 Licensee's Reports Conclusively Correct. All reports and payments not disputed as to correctness by Licensor within six (6) months after receipt thereof shall thereafter conclusively be deemed correct for all purposes.

6.    INVENTIONS

6.1   Registering Patents and Other Intellectual Property Rights.

      6.1.1 If either Licensor or any Inventor formulates, makes or conceives a patentable invention or develops any other intellectual property rights which constitute a modification and/or improvement of a Product, Licensor or such Inventor, as the case may be, may apply, at its or his own expense, for appropriate patent and other intellectual property right registrations of such invention or rights in any and all jurisdictions. In each jurisdiction where Licensor or such Inventor, as the case may be, does not apply for such patent or registration within ninety (90) days after having formulated, made or conceived such patentable invention or developed such right, then Licensee may either: (i) apply for such patent or registration in such jurisdiction, at its own expense; or (ii) request Licensor or such Inventor, as the case may be, to apply for such patent or registration in such jurisdiction and then assign all of its or his rights in such applications to Licensee, all at Licensee's expense.

      6.1.2 If Licensee formulates, makes or conceives a patentable invention or develops any other intellectual property rights which constitute a modification and/or improvement of a Product, Licensee may apply, at its own expense, for appropriate patent and other intellectual property right registrations of such invention and rights in any and all jurisdictions. In each jurisdiction where Licensee does not apply for such registration within ninety (90) days after having formulated, made or conceived such patentable invention or developed such right, then Licensor may either: (i) apply for such patent or registration in such jurisdiction, at its own expense; or (ii) request Licensee to apply for such patent or registration in such jurisdiction and then assign all of its rights in such application to Licensor, all at Licensor's expense.

      6.1.3 Each party hereto shall, at the request of the other party, both during and after the term of this Agreement, execute such documents and render such assistance as may be appropriate to enable the other party to maintain or obtain registrations of patents or intellectual property rights in any jurisdiction in accordance with this Section 6.1.

6.2 Export Licenses. Any and all obligations of Licensor or Licensee, as the case may be, under Section 2.11 (Modifications and/or Improvements of Products) above or under this Article to provide the other party with any invention or intellectual property right are expressly conditioned upon the obtaining of any and all export, re-export and other authorizations and licenses that may from time to time be required by the relevant governments. Licensor and Licensee each agrees to use its best efforts to obtain such authorizations and licenses with respect to its inventions and intellectual property rights, but its inability to obtain such authorizations and licenses shall not constitute a breach of this Agreement.

7.    CONFIDENTIAL INFORMATION

7.1 Confidentiality Maintained. Each party agrees that the other party hereto has a proprietary interest in its Confidential Information. During and after the term of this Agreement, all disclosures to the receiving party, its agents and employees shall be held in strict confidence by such receiving party, its agents and employees, and such receiving party shall disclose the Confidential Information only to those of its agents and employees to whom it is necessary in order properly to carry out their duties as limited by the terms and conditions hereof. During the term of this Agreement and after the term of this Agreement, the receiving party shall not use the Confidential Information except for the purposes of exercising its rights and carrying out its duties hereunder. The provisions of this Section 7.1 shall also apply to any consultants or subcontractors during the term of this Agreement g and after the term of this Agreement that the receiving party may engage in connection with its obligations under this Agreement.

7.2 Liability for Disclosure. Notwithstanding anything contained in this Agreement to the contrary, neither party shall be liable for a disclosure of the other party's Confidential Information if the information so disclosed:

      7.2.1 was in the public domain at the time it was disclosed by the disclosing party to the receiving party; or

      7.2.2 was known to or contained in the records of the receiving party from a source other than the disclosing party at the time of disclosure by the disclosing party to the receiving party and can be so demonstrated; or

      7.2.3 was  independently  developed  by  the  receiving  party  and  is so
            demonstrated   promptly  upon  receipt  of  the   documentation  and
            technology by the receiving party; or

      7.2.4 becomes known to the receiving party from a source other than the disclosing party without breach of this Agreement by the receiving party and can be so demonstrated; or

      7.2.5 if in writing, was not identified as Confidential Information in accordance with Section 1.3 (Definition of Confidential Information) hereof or

      7.2.6 must be  disclosed  pursuant  to a contract  or  subcontract  with a
            governmental   agency  in  order  to   obtain/retain  a  procurement
            contract; or

      7.2.7 was disclosed pursuant to court order or as otherwise compelled by law.

8.    PROTECTION OF LICENSED TECHNOLOGY

8.1   Infringements of Licensed Technology.

      8.1.1 Licensor may, but is not required to, take any and all actions, legal or otherwise, which are necessary to: (i) terminate infringements of any part of the Licensed Technology; or (ii) terminate any attempted passing-off by imitation of any Product, including without limitation obtaining damages, injunction and all other appropriate relief Licensee shall have the right to be kept informed of the status and progress of all actions instituted by Licensor pursuant to this subsection 8.1.1. Licensor shall bear all the expenses of all actions which it initiates pursuant to this subsection 8.1.1 (including without limitation attorneys' fees).

      8.1.2 If Licensor does not  institute an action within one hundred  twenty
            (120) days after receiving notice from Licensee of an infringement of any part of the Licensed Technology or of an attempted passing-off by imitation of any Product, then Licensee may institute an action with respect thereto. Licensor shall have the right to be kept informed of the status and progress of all such actions instituted by Licensee pursuant to this subsection 8.1.2. Licensor shall bear all the expenses of all actions which Licensee initiates pursuant to this subsection 8.1.2 (including without limitation attorneys' fees).

      8.1.3 Any recoveries or settlement fees received from suits or settlements involving an action initiated pursuant to subsections 8.1.1 or 8.1.2 above or agreed to shall be paid: (i) first, to Licensor as reimbursement for the expenses of such action (including without limitation attorneys' fees) which it incurred (either directly or through Licensee); and (ii) the balance (if any) to the party which initiated such action in accordance with subsections (a) or (b) hereof, for such party's own use and benefit.

      8.1.4 Notwithstanding subsections 8.1.1, 8.1.2 and 8.1.3 above, Licensor and Licensee may agree to jointly institute an action in order to
            (i) terminate infringements of any part of the Licensed Technology; or (ii) terminate any attempted passing-off by imitation of any Product. Licensor and Licensee shall share equally (x) the expenses of all actions which they initiate pursuant to this subsection (d) (including without limitation attorneys' fees) and (y) the proceeds of any judgment rendered therein or settlement resulting there from.

8.2 Use of Name in Suit. Where, in the judgment of the party initiating an action under Section 8.1 (Infringements of Licensed Technology), it is necessary to use the other party's name to prosecute such action, such other party agrees to allow the initiating party to so use the name of such other party; provided, however, that the initiating party agrees to hold such other party harmless against any award of court costs or damages resulting solely from the use of such other party's name by the initiating party in such action.

8.3 Detect and Report Infringements. Licensee agrees to keep watch to detect any actual or suspected unauthorized use of any part of the Licensed Technology and any attempted passing-off by imitation of any Product, and shall notify Licensor of any such actual or suspected unauthorized use and any such attempted passing-off within thirty (30) days after receiving knowledge of the actual or suspected unauthorized use or the attempted passing-off.

9.    DEFENSIVE LITIGATION

9.1   Indemnity by Licensor.

      9.1.1 Except as provided in subsection 9.1.3 below, Licensor shall defend and indemnify Licensee from and against any damages, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) either (i) arising out of any claim that Licensee's practice or use of the Rights or making, use or sale of the Products infringes a valid intellectual property right or represents a misappropriation of a trade secret of a third party, or (ii) resulting from or caused by or claimed to have resulted from any sale or use of any Product, whether based on negligence, strict liability or other grounds; provided, however, that: (1) Licensee shall have promptly provided Licensor with written notice thereof and reasonable cooperation, information, and assistance in connection therewith; (2) Licensor shall have sole control and authority with respect to the defense, settlement, or compromise thereof; and (3) this indemnity shall not apply if such damage, liability, cost or expense results solely from or is caused solely by an intentional tortious act or the gross negligence of Licensee.

      9.1.2 Should any Products delivered hereunder become or, in Licensor's reasonable opinion, be likely to become the subject of a claim described in subsection 9.1.1(i) above, Licensor may, at its option, either procure for Licensee the right to continue purchasing and using such Products, or replace or modify such Products so that they become non-infringing. In such event, Licensor may direct Licensee to withhold further shipments of infringing or potentially infringing Products.

      9.1.3 Licensor shall have no liability or obligation to Licensee under this Section with respect to any claim based upon: (i) use of the Products by Licensee or its customers in an application or environment for which such Products were not designed or contemplated; (ii) modifications and/or improvements of the Products introduced by Licensee or its customers; or (iii) injuries or damages caused by the Products which were attributable to faulty materials or workmanship in the manufacture or assembly of the Products by or on behalf of Licensee. In the event a claim is based partially on an indemnified claim described in subsection 9.1.1 and partially on a non-indemnified claim described in this subsection or in Section 9.1.1(3) above, any payments and reasonable attorney fees incurred in connection with such claim are to be apportioned between the parties in accordance with the degree of cause attributable to each party.

      9.1.4 This Section 9.1 states Licensee's sole and exclusive remedy in the event that a Product infringes on the intellectual property rights of any third party.

      9.1.5 During the term of this Agreement and for four (4) years thereafter, Licensor shall maintain an insurance policy issued by a reputable insurance company, naming Licensee as an additional insured, which policy shall insure against any and all damages, liabilities, costs and expenses (other than those excluded from Licensor's indemnity pursuant to subsections 9.1.1(3) or 9.1.3 above) resulting from or caused by (or claimed to be resulting from or caused by) either (i) Licensee's practice or use of the Rights or making, use or sale of the Products which infringes a valid intellectual property right or which represents a misappropriation of a trade secret of a third party or (ii) any sale or use of any Product by Licensee, whether based on negligence, strict liability or other grounds. Such insurance policy shall provide coverage in the amounts of at least 200 000 Euros per claim and 5 000 000 Euros in the aggregate or any other amounts approved and agreed by the parties from time to time.

9.2   Indemnity by Licensee.

      9.2.1 Licensee shall defend and indemnify Licensor from and against any damages, liabilities, costs and expenses (including reasonable attorneys' fees and court costs): (i) arising out of the use of the Products by Licensee or its customers in an application or
            environment   for  which  such   Products   were  not   designed  or
            contemplated   or  (ii)   arising   out  of   modifications   and/or
            improvements to the Products introduced by Licensee or its customers; or (iii) arising out of injuries or damages caused by the Products which were attributable to faulty materials or workmanship in the manufacture or assembly of the Products by Licensee or to Licensee's intentional tortious act or gross negligence; provided, however, that:

            9.2.1.1 Licensor shall have promptly provided Licensee with written notice thereof and reasonable cooperation, information, and assistance in connection therewith; and

            9.2.1.2 Licensee shall have sole control and authority with respect to the defense, settlement, or compromise thereof In the event a claim is based partially on an indemnified claim described in this subsection and partially on a non-indemnified claim, any payments and reasonable attorney fees incurred in connection with such claim are to be apportioned between the parties in accordance with the degree of cause attributable to each party.

            9.2.1.3 During the term of this Agreement and for four (4) years thereafter, Licensee shall maintain an insurance policy issued by a reputable insurance company, naming Licensor as an additional insured, which policy shall insure against any and all damages, liabilities, costs and expenses resulting from or caused by (or claimed to be resulting from or caused by) (i) the use of the Products by Licensee or its customers in an application or environment for which such Products were not designed or contemplated; or (ii) modifications and/or improvements to the Products introduced by Licensee or its customers; or (iii) injuries or damages caused by the Products which were attributable to faulty materials or workmanship in the manufacture or assembly of the Products by Licensee or to Licensee's intentional tortious act or gross negligence. Such insurance policy shall provide coverage in the amounts of at least 200 000 Euros per claim and 5 000 000 Euros in the aggregate or any other amounts approved and agreed by the parties from time to time

9.3 Use of Name in Suit. Where, in the judgment of the indemnifying party it is necessary to use the other party's name to prosecute or defend an action pursuant to Section 9.1 (Indemnity by Licensor) or 9.2 (Indemnity by Licensee), the indemnified party agrees to allow the indemnifying party to so use its name; provided, however, that the indemnifying party agrees to hold the indemnified party harmless against any award of court costs or damages resulting solely from the use of the indemnified party's name by the indemnifying party in such action.

9.4 Notification of Suit. The indemnified party shall give the indemnifying party written notice of any suit or action described in Section 9.1
      (Indemnity by Licensor) or 9.2 (Indemnity by Licensee) wherein the indemnified party is named as a party. Such notice shall be given within thirty (30) days after acquiring such knowledge or prior to the expiration of time in which a response must be filed with a court or other judicial body, whichever is first to occur.

10.   WARRANTIES AND AFTER-SALES SUPPORT

10.1 Limited Warranty. As to the Products purchased from Licensor by Licensee, Licensor makes the warranty set forth in Schedule 1.10 attached hereto and made a part hereof.

10.2  No Other Warranties.

      10.2.1 THE  WARRANTIES IN SCHEDULE 10.1 AND THE  WARRANTIES  UNDER SECTION
            3.5.3 (Testing) ARE IN LIEU OF ANY OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE).

      10.2.2 LICENSOR'S LIABILITY ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF THE PRODUCTS OR THEIR USE OR DISPOSITION, WHETHER BASED UPON WARRANTY, CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE ACTUAL PURCHASE PRICE PAID BY LICENSEE FOR THE PRODUCTS.

      10.2.3 IN NO EVENT  SHALL  LICENSOR  BE  LIABLE TO  LICENSEE  OR ANY OTHER
            PERSON OR ENTITY FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES) ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF THE PRODUCTS, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

      10.2.4 THE FOREGOING  WARRANTIES  EXTEND TO LICENSEE ONLY AND SHALL NOT BE
            APPLICABLE  TO  ANY  OTHER  PERSON  OR  ENTITY  INCLUDING,   WITHOUT
            LIMITATION, CUSTOMERS OF LICENSEE.

      10.2.5 Licensee shall not bind or purport to bind Licensor to any affirmation, representation or warranty with respect to the Products to any third party.

10.3 Product Support Provided by Licensee. Licensee undertakes to provide its customers to whom it supplies the Products with after-sales support of a standard comparable to that provided by Licensee for its own products. Such product support shall include adequate technical liaison with customers in order to ensure the timely identification, prevention or solution to problems encountered by such customers in respect of the maintenance, repair of the Products and parts thereof Licensee agrees to supply Licensor (for the purpose of Licensor's own product support) such information on the Products that Licensor may request; provided, however, that this information can be supplied without infringement to Licensee's obligations of secrecy towards its own customers.

11.   REPRESENTATIONS, WARRANTIES AND COVENANTS

Each of Licensor and Licensee hereby represents warrants and covenants to the other as follows:

11.1 Right, Power and Authority. It has full right, power and authority to enter into this Agreement and there is nothing which would prevent it from performing its obligations under the terms and conditions imposed on it by this Agreement.

11.2  Binding Obligation.  This Agreement (including without limitation Sections
      13.2 (Governing Law) and 13.3 (Dispute Resolution)) has been duly authorized by all necessary corporate and stockholder action of Licensor and Licensee, respectively, and constitutes a valid and binding obligation on Licensor and Licensee, respectively, enforceable in accordance with the terms hereof

11.3 Corporate Good-Standing. Licensor or Licensee, as the case may be, is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and authorized to do business wherever the nature of its activities or properties requires such qualification or authorization.

11.4 No Government Approvals Needed. No registration with or approval of any government agency or commission of any jurisdiction is necessary for the execution, delivery or performance by it of any of the terms of this Agreement, or for the validity and enforceability hereof or with respect to its obligations hereunder, except such registrations and approvals as have been made or obtained, certified copies of which are attached as
      Schedule 11.4 hereto.

11.5 No Provisions Contravened. There is no provision in its company or corporate charter, articles of incorporation, By-Laws or equivalent governing documents, and no provision in any existing mortgage, indenture, contract or agreement binding on it which would be contravened by the execution, delivery or performance by it of this Agreement.

11.6 No Consent of Third Parties Needed. No consent of any trustee or holder of any of its indebtedness is or shall be required as a condition to the validity of this Agreement, except such consents as have been obtained, certified copies of which are attached as Schedule 11.6 hereto.

11.7 No Proceedings Pending. There is no action or proceeding pending or insofar as it knows or ought to know threatened against it before any court, administrative agency or other tribunal which might have a material adverse effect on its business or condition, financial or otherwise, or its operation of any business. Licensor knows of no claim by any third party of infringement by Licensor or any Inventor on such party's patent, trademark, service mark, copyright, mask work, trade secret or other intellectual property rights.

11.8 No Law Contravened. Neither its execution nor its delivery of this Agreement nor its fulfillment of or compliance with the terms and provisions hereof shall contravene any provision of the laws of any jurisdiction, including, without limitation, any statute, rule, regulation, judgment, decree, order, franchise or permit applicable to it.

11.9 Licensed Technology. Licensor has the right to use, and to grant licenses to use, the Licensed Technology. Licensor has not, and shall not in the future during the term of this Agreement, grant rights or licenses to any other person or entity which infringe upon rights and licenses granted to Licensee hereunder. The use by Licensee of the Licensed Technology under the terms of this Agreement shall not infringe on any third-party rights, including intellectual property rights.

11.10 Validity of Patents. There are no patents issued by any country in the Territory or any other prior art which invalidate or would invalidate any of the patents included in the Licensed Technology, or issuance of any of those patents in any country in the Territory. Each patent included in the Licensed Technology was validly issued under the laws of the country which issued it.

11.11 Performance of Products. Licensor represents and warrants to Licensee that each Product manufactured by Licensee shall, when properly manufactured, operated and maintained, achieve the performance specifications established by Licensor for such Product which are attached as Schedule 11.11hereto.

11.12 Disclaimer of Liability. EXCEPT AS IS PROVIDED IN THIS ARTICLE 11, LICENSOR MAKES NO EXPRESS OR IMPLIED WARRANTY, STATUTORY OR OTHERWISE, CONCERNING THE LICENSED TECHNOLOGY OR ANY OTHER INFORMATION COMMUNICATED TO LICENSEE, INCLUDING WITHOUT LIMITATION NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND NO WARRANTIES AS TO QUALITY OR THE USEFULNESS OF THE LICENSED TECHNOLOGY FOR ITS INTENDED PURPOSE; provided, however, if Licensor or Licensee shall discover any errors in the Licensed Technology during the term of this Agreement, Licensor shall use its best efforts to correct such errors in the Licensed Technology without cost to Licensee.

         IN NO EVENT, HOWEVER, SHALL LICENSOR BE LIABLE TO LICENSEE FOR ANY LOSSES OR DAMAGES INCLUDING WITHOUT LIMITATION ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT LOSSES OR DAMAGES RESULTING FROM SUCH ERRORS IN THE LICENSED TECHNOLOGY.

12.   TERMINATION OR EXPIRATION

12.1 Term of Agreement. Unless it is terminated earlier pursuant to this Article, this Agreement shall continue in full force and effect until it automatically expires upon the later of (a) the termination or expiration date of the latest Patent granted covered by agreement and (b) the expiration date of any extension made by Licensee in accordance with
      Section 12.2 hereof. The term of this Agreement shall be from the Effective Date to the date of termination or expiration of this Agreement, as the case may be.

12.2 Licensee Extensions. Licensee shall have the right to automatically extend the term of this Agreement for one additional period ten (10) years by written notice given by Licensee to Licensor at least 90 days prior to the expiration date under Section 12.1 above.

12.3 Termination for Cause. This Agreement may be terminated by either party (the "terminating party") by giving written notice of termination to the other party, such termination immediately effective upon the giving of such notice of termination, after the occurrence of any of the following events:

      12.3.1 the filing of a petition in bankruptcy, insolvency or reorganization against or by the other party, or the other party becoming subject to a composition for creditors, whether by law or agreement, or the other party going into receivership or otherwise becoming insolvent; or

      12.3.2 it is understood that the non payment of royalties is not a cause for early termination. In such a situation, the only remedy shall be to use legal procedure into Court to be paid.

      12.3.3 a material breach of contract that is so important that it cannot be solved or remedied by using the usual legal network procedure into proper Court and Jurisdiction to compensate for the damage caused by one party from the other.

      12.3.4 Notwithstanding paragraph 12.3.3 the licensor shall introduced legal procedure and have a judgment into proper Court and
            Jurisdiction in order to terminate this agreement before the termination date.

12.4  After Termination or Expiration.


      12.4.1 The parties hereto agree that, once this Agreement is terminated or expires, Licensee shall immediately cease: (i) any use or practice of the Licensed Technology; and (ii) any making, use or sale of the Products, except as is provided in Section 12.4.2 below. Upon termination or expiration of this Agreement, Licensor shall take the place of Licensee for any and all purposes in each and every sublicense granted by Licensee during the term of this Agreement. Each party to this Agreement shall, at its own expense, return to the other party all Confidential Information provided by such other party as soon as practicable after the date of such termination or expiration, including, but not limited to, original documents, drawings, computer diskettes, models, samples, notes, reports, notebooks, letters, manuals, prints, memoranda and any copies thereof, which have been received or derived by such party. During the term of this Agreement and thereafter, all such Confidential Information shall remain the exclusive property of the party which provided it.

      12.4.2 The parties hereto agree that, once this Agreement is terminated or expires, Licensee shall have the right:

            12.4.2.1 after such date of termination or expiration, as the case may be, subject to the same terms and conditions which existed immediately prior to such date, to manufacture, assemble, sell, distribute, service, install, use, lease, test any and all Products, whose manufacture or assembly commenced on or prior to such date of termination or expiration, for a period of one year after such date of termination or expiration;

            12.4.2.2 for a period of ten (10) years after such date of termination or expiration, to service and install any and all Products sold by Licensee; and

            12.4.2.3 to continue to use the Licensed Technology solely in connection with Licensee's activities in accordance with subsections
            12.4.2.1 and 12.4.2.2 above.

12.4.3 Licensor may, if it so elects, purchase any or all of the Products manufactured by Licensee, its sublicensees and its assigns which are unsold on the date of termination or expiration of this Agreement, as the case may be. This right of Licensor shall take precedence over Licensee's right to sell-off its inventory in accordance with subsection (b) above. The price to Licensor shall be Licensee's manufacturing cost (including a reasonable allocation of overhead expenses and license fees paid under this Agreement pursuant to Section 5.6 (License Fees)), but without any profit. Licensor may also in such event buy at depreciated cost and without profit to Licensee all dies, jigs, tools, fixtures and patterns applicable to the Products. To exercise this option, Licensor must notify Licensee in writing of its exercise of this option and pay Licensee in full within thirty (30) days after receiving Licensee's inventory of Products subject to purchase by Licensor pursuant to this subsection. After exercising such option, Licensor shall take delivery of such Products ex works the facilities of Licensee, its sublicensees and its assigns.

      12.5 Payment Obligations Continue. Upon termination or expiration of this Agreement, nothing shall be construed to release Licensee from its obligations to pay Licensor any and all royalties or other amounts accrued but unpaid hereunder prior to the date of such termination or expiration.

      12.6 No Damages for Termination. The parties hereto agree that if either party terminates this Agreement pursuant to this Article 12, then the terminating party shall not be liable for damages or injuries suffered by the other party as a result of that termination.

13.   MISCELLANEOUS

      13.1 Assignments. Except as provided in Sections 2.6 (Right to Sublicense or Assign), above, this Agreement and any and all of the rights and obligations of either party hereunder shall not be assigned, delegated, sublicensed, sold, transferred or otherwise disposed of, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that either party may assign, delegate, sublicense, sell, transfer or otherwise dispose of rights and obligations hereunder to any of its respective Affiliates including parent corporation without such prior written consent. This Agreement shall be binding upon, and inure to the benefit of, Licensor and Licensee and their respective successors and assigns, to the extent such assignments are in accordance with this Section 13.1.

      13.2 Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of SWITZERLAND applicable to agreements made and to be fully performed therein.

      13.3  Dispute Resolution

            13.3.1 The parties  irrevocably  submit to the  jurisdiction  of the courts of Switzerland, canton of Zug; provided, however, that nothing herein shall preclude either party from instituting proceedings against the other party or anyone acting by, through or under the other party in any place which may have jurisdiction for the purpose of protecting and enforcing such party's rights either hereunder or pursuant to any other agreements, documents, instruments or otherwise.

            13.3.2 In the alternative, service of process may be made by postage prepaid registered or recorded delivery air-mail letter transmitted by either party to the other party at the address for notices set forth above, or address provided by the parties, for such other party with a duplicate copy sent by postage prepaid registered or recorded delivery air mail letter to the agent appointed by such other party hereunder.

            13.3.3 Each party hereby  irrevocably  waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding relating to this Agreement in Zug and further irrevocably waives any claim that Zug is not a convenient forum for any such suit, action or proceeding.

      13.4 Waiver. A waiver of any breach of any provision of this Agreement shall not be considered as a continuing waiver of other breaches of the same or other provisions of this Agreement.

      13.5 Relationship of the Parties. The parties hereto are independent contractors. Nothing herein contained shall be deemed to create a joint venture, agency or partnership relationship between the parties hereto. Neither party shall have any power to enter into any contracts or commitments in the name of, or on behalf of, the other party, or to bind the other party in any respect whatsoever.

      13.6  Notices.

            13.6.1 Each  notice  required  or  permitted  to be sent  under this
                  Agreement shall be given by telecopy transmission or by registered or recorded delivery air mail letter to Licensor and to Licensee at the addresses and telecopy numbers indicated below.

                  For Licensor:

                  ADDRESS:
                  CITY:
                  STATE/PROVINCE:
                  POSTAL OR ZIP CODE:
                  COUNTRY:
                  ATTENTION:
                  TELECOPY:

                  For Licensee:

                  ADDRESS:
                  CITY:
                  STATE/PROVINCE:
                  POSTAL OR ZIP CODE:
                  COUNTRY:
                  ATTENTION:
                  TELECOPY:

                  Either party may change its address and/or telecopy number for purposes of this Agreement by giving the other party written notice of its new address and/or telecopy number.

            13.6.2 Any properly  addressed notice if given or made by registered or recorded delivery air mail letter shall be deemed to have been received on the earlier of the date actually received and the date ten (10) Business Days after the same was posted (and in proving such it shall be sufficient to prove that the envelope containing the same was properly addressed and posted as aforesaid) and if given or made by telecopy transmission shall be deemed to have been received at the time of dispatch, unless such date of deemed receipt is not a Business Day, in which case the date of deemed receipt shall be the next succeeding Business Day.

      13.7 Entire Understanding. This Agreement embodies the entire understanding between the parties relating to the subject matter hereof and there are no prior representations, warranties or agreements between the parties, whether written or oral, not contained in this Agreement.

      13.8 Invalidity. If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

      13.9 Amendments. Any amendment or modification of any provision of this Agreement must be in writing, dated and signed by both parties hereto.

      13.10 Fees Payable. Licensor and Licensee acknowledge that there are no broker's commissions, finder's fees or other amounts payable with regard to this transaction, and Licensor and Licensee agree to indemnify and hold the other harmless from and against all liabilities, claims, demands, damages or costs of any kind arising from or connected with any broker's or finder's commission, fee or other amount claimed to be due any person arising from the indemnitor's conduct with respect to this Agreement and the transactions contemplated herein.

      13.11 Responsibility for Taxes.

            13.11.1 Taxes in the Territory now or hereafter imposed with respect to the transactions contemplated hereunder (with the exception of income taxes or other taxes imposed upon Licensor and measured by the gross or net income of Licensor) shall be the responsibility of Licensee, and if paid or required to be paid by Licensor, the amount thereof shall be added to and become a part of the amounts payable by Licensee hereunder.

            13.11.2 Taxes outside the  Territory  now or hereafter  imposed with respect to the transactions contemplated hereunder (with the exception of income taxes or other taxes imposed upon Licensee and measured by the gross or net income of Licensee) shall be the responsibility of Licensor, and if paid or required to be paid by Licensee, the amount thereof shall be deducted from the amounts payable by Licensee hereunder.

            13.11.3  Notwithstanding  the foregoing,  if Licensee is required to withhold taxes from any amount payable by Licensee hereunder, then Licensee shall pay to Licensor an additional amount as may be necessary so that Licensor will receive, after deduction of such withholding tax, the amount which Licensor would have received in the absence of such withholding tax.

      13.12 All written material, correspondence, Technical Information, notices and oral assistance supplied by either party hereunder shall be in the English or French language.

      13.13 Force Majeure.

            13.13.1 Neither Licensor nor Licensee shall be liable in damages, or shall be subject to termination of this Agreement by the other party, for any delay or default in performing any obligation hereunder if that delay or default is due to any cause beyond the reasonable control and without fault or negligence of such party; provided, however, that (i) in order to excuse its delay or default hereunder, a party shall notify the other party of the occurrence or the cause, specifying the nature and particulars thereof and the expected duration thereof and
                  (ii) within ten (10) business days after the termination of such occurrence or cause, such party shall give notice to the other party specifying the date of termination thereof all obligations of both parties shall return to being in frill force and effect upon the termination of such occurrence or cause (including without limitation any payments which became due and payable hereunder prior to the termination of such occurrence or cause).

            13.13.2 For the purposes of this Section  13.14, a "cause beyond the
                  reasonable   control"  of  a  party  shall  include,   without
                  limitation, any act of God, act of any government or other authority or statutory undertaking, industrial dispute, fire, explosion, accident, power failure, flood, riot or war (declared or undeclared).

      13.14 Compliance With Laws. Each of Licensor and Licensee covenants and agrees that all of its activities under or pursuant to this Agreement shall comply with all applicable laws, rules and regulations. Specifically, but without limitation, Licensee shall be responsible for obtaining all licenses, permits and approvals which are necessary or advisable for sales of the Products in one or several countries covered by the territory and for the performance of its duties hereunder.

      13.15 Table of Contents and Headings. Any table of contents accompanying this Agreement and any headings contained herein are for directory purposes only, do not constitute a part of this Agreement, and shall not be employed in interpreting this Agreement.

      13.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      13.17 Exhibits. All exhibits referred to in this Agreement are attached hereto and incorporated herein by this reference.


                  (SIGNATURES APPEAR ON THE FOLLOWING PAGE: 43)

                                   SIGNATURES


                                             WKF 5 LTD
                                             -----------------------------------
                                        per: Title,


                                             XL GENERATION AG
                                             -----------------------------------
                                        per: Title,


Agreed and Accepted as of the date indicated below on my behalf and on behalf of my heirs, successors and assigns:


                                        /s/ Alain Lemieux
                                        ----------------------------------------
                                        ALAIN LEMIEUX, inventor

                                 SCHEDULE 1.11

                                  SCHEDULE 10.1


                                    WARRANTY

                                  SCHEDULE 11.4

                                  SCHEDULE 11.6

                                 SCHEDULE 11.11






                                       33